UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 23, 2018

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of B. Scott Smith as Chief Executive Officer and President and as a Director

On September 23, 2018, B. Scott Smith notified Sonic Automotive, Inc. (the “Company”) of his intention to resign from his positions as (i) Chief Executive Officer and President of the Company, (ii) a director of the Company and (iii) an officer, director, manager or governor of each of the Company’s direct or indirect wholly-owned subsidiaries, each effective September 24, 2018, to take on a new role with the Company and to spend more time with his family. Mr. Smith confirmed to the Company that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 25, 2018, following unanimous approval from the Compensation Committee of the Board of Directors (the “Board”) of the Company and the Company’s independent directors, the Company and Mr. Smith entered into an agreement in connection with Mr. Smith’s resignation and continued employment with the Company (the “Agreement”). The Agreement provides that Mr. Smith will continue his employment with the Company as an employee at will in his capacity as Co-Founder of the Company, subject to the terms and conditions of the Agreement, and will continue to provide strategic consulting services to the Company in that capacity.

The Agreement also contains certain customary restrictive covenants, including (i) a mutual non-disparagement covenant that will apply for a period of 10 years following the date of the Agreement, (ii) a mutual confidentiality covenant, (iii) a non-competition covenant that will apply during Mr. Smith’s employment with the Company following the date of the Agreement, (iv) a non-solicitation covenant of employees and a non-interference covenant with key suppliers that, in both cases, will apply during Mr. Smith’s employment with the Company following the date of the Agreement and for a period of two years following Mr. Smith’s resignation from employment from the Company or the Company’s termination of Mr. Smith’s employment with the Company for any reason.

In consideration of Mr. Smith’s obligations entered into pursuant to the Agreement, the Agreement provides for the following: (i) all of the currently outstanding performance-based restricted stock units (“RSUs”) previously granted to Mr. Smith in fiscal 2016 and fiscal 2017 by the Company will vest in full, with no further restrictions, effective as of the date of the Agreement; with respect to the February 23, 2018 grant to Mr. Smith of 92,525 RSUs subject to a performance condition based on the Company’s achievement of fiscal 2018 earnings per share objectives, subject to Mr. Smith’s continued employment with the Company and continued adherence to the terms and conditions of the Agreement, such grant will remain outstanding until certification of the extent of achievement of such performance condition by the Board’s Compensation Committee (to occur by no later than March 15, 2019) and any corresponding reduction in the amount of such RSUs by the Board’s Compensation Committee, and the RSUs remaining after such certification and reduction by the Board’s Compensation Committee (if any) will then immediately vest in full, with no further restrictions, effective as of the date of certification by the Board’s Compensation Committee; (ii) Mr. Smith’s base salary currently in effect will continue in effect during his continued employment with the Company; (iii) subject to his continued employment with the Company and his continued adherence to the terms and conditions of the Agreement, Mr. Smith will remain eligible for an annual performance-based cash bonus for his performance during the 2018 calendar year on the same terms and conditions as previously approved by the Compensation Committee of the Board on February 23, 2018; (iv) subject to his continued employment with the Company and his continued adherence to the terms and conditions of the Agreement, Mr. Smith will remain eligible for a grant of performance-based RSUs in February 2019 at the same time of grant as to the Company’s executive officers, in an amount equivalent to the dollar value at time of grant of Mr. Smith’s performance-based RSU grant received on February 23, 2018, and otherwise on the same terms and conditions as will apply to the performance-based RSUs granted to the Company’s executive officers in February 2019; (v) subject to his continued employment with the Company and his continued adherence to the terms and conditions of the Agreement, Mr. Smith will continue to receive all of the same benefits and perquisites currently in effect for Mr. Smith; and (vi) Mr. Smith’s rights to indemnification as an officer and director of the Company and its subsidiaries, as contained in the bylaws of the Company and, as applicable, the bylaws or operating agreements of the Company’s subsidiaries, will continue in full force and effect notwithstanding Mr. Smith no longer serving as an officer, director, manager or governor of such entities.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Elections of David Bruton Smith as Chief Executive Officer and Jeff Dyke as President

On September 25, 2018, the Board of the Company elected (i) David Bruton Smith, the Company’s current Executive Vice Chairman and Chief Strategic Officer and a member of the Board, as Chief Executive Officer of the Company and (ii) Jeff Dyke, the Company’s current Executive Vice President of Operations, as President of the Company, both effective that day.

Mr. Smith, age 44, was appointed to the office of Executive Vice Chairman and Chief Strategic Officer of the Company in March 2018. Prior to that appointment, Mr. Smith served as the Company’s Vice Chairman from March 2013 to March 2018 and as an Executive Vice President of the Company from October 2008 to March 2013. Mr. Smith has served in the Company’s organization since 1998 and has held a number of other positions during that time, including Senior Vice President of Corporate Development from March 2007 to October 2008, Vice President of Corporate Strategy from October 2005 to March 2007, and Dealer Operator and General Manager of several of the Company’s dealerships prior to October 2005. He has also served as a director of the Company since October 2008.

Mr. Dyke, age 51, has served as the Company’s Executive Vice President of Operations since October 2008, where he has been responsible for direct oversight for all of the Company’s automotive operations. From March 2007 to October 2008, Mr. Dyke served as the Company’s Division Chief Operating Officer – Southeast Division, where he oversaw automotive operations for the states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee and Texas. Mr. Dyke first joined the Company in October 2005 as the Company’s Vice President of Retail Strategy, a position he held until April 2006, when he was promoted to Division Vice President – Eastern Division, a position he held from April 2006 to March 2007. Prior to joining the Company, Mr. Dyke worked in the automotive retail industry at AutoNation, Inc. from 1996 to 2005, where he held several positions in divisional, regional and dealership management with that company.

Mr. Smith is the son of O. Bruton Smith, the Company’s Founder and Executive Chairman, and the brother of B. Scott Smith. Mr. Dyke has no family relationships with any director or executive officer of the Company.

For information regarding disclosure required pursuant to Item 404(a) of Regulation S-K with respect to Mr. Smith, see the discussion under the heading “Transactions with Affiliates” on page 17 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 6, 2018. There have been no transactions involving the Company and Mr. Dyke that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Smith or Mr. Dyke and any other persons pursuant to which Mr. Smith was selected as the Company’s Chief Executive Officer and Mr. Dyke was selected as the Company’s President.

A copy of the Company’s press release announcing the leadership changes described herein is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Agreement between Sonic Automotive, Inc. and B. Scott Smith, effective as of September 25, 2018.

99.1	Press Release of Sonic Automotive, Inc., dated September 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: September 26, 2018	By:	/s/ STEPHEN K. COSS
Stephen K. Coss Senior Vice President and General Counsel